Exhibit 99.1

Aspen Technology, Inc.
Executive Annual Incentive Bonus Plan
FY07
For
[NAME OF EXECUTIVE]

I.                                         Purpose

The purpose of Aspen Technology’s (“Company”) Executive Annual Incentive Plan (the “Plan”) is to motivate and reward performance that results in the achievement of key Company objectives as well as individual objectives.

II.                                     Effective Date of Plan

The Plan will operate on a fiscal year basis (“Plan Year”), and is effective from July 1, 2006 through June 30, 2007.

III.                                 Eligibility

Eligibility is afforded to those employees:

A.  whose positions are determined by Aspen Technology to have significant impact on the operating results of the Company; and

B.  who have been employed by the Company for six months or more
       (pro-rated target awards for employment greater than six months and less than twelve months).

In FY07, the eligible positions include CEO, CFO, SVP Marketing, SVP HR, SVP R&D, SVP CS&T, SVP Strategy, SVP Global Services and SVP & General Counsel.

Eligibility for the Plan does not guarantee payment of an award. Payment is dependent upon performance. Further, eligibility does not guarantee continuation of employment. If employment terminates prior to the payment date, the award is forfeited unless death, incapacity, or retirement is the cause, in which case, the award would be prorated.

IV.                                Target Award

The Plan is based on the “Target Award” concept, which bases the award on a combination of the Company’s overall performance and your individual performance. In order to achieve the Target Award amount, the Company and the individual must achieve 100% of their pre-established objectives by the end of the Plan Year. The actual award paid to the participant, if any, for a given Plan Year will be based on a combination of the Company’s overall performance and the performance of the Individual, as adjusted for the overall level of bonus pool funding.

The Target Award for each position is the incentive award as defined when 100% of all Plan objectives are met and the Company attains the necessary level of performance to fund the bonus pool at 100%. Target Awards are determined by position title and level of responsibility.

V.                                    Components of Award

For FY 2007, the Target Award will be based on a combination of the FY07 Corporate Operating Income Plan and specified individual MBO’s. The following summarizes the weighting for the various incentive components for FY 2007.

FY07 Plan Components CEO, CFO, SVP Marketing, SVP HR, SVP General Counsel and SVP Strategy	Overall Bonus Weighting	On Target Metric
Corporate Operating Income (COI) Target	70%	$[determined by the Board of Directors]
MBO’s	30%	CEO/Compensation Committee

FY07 Plan Components SVP R&D and SVP CS&T	Overall Bonus Weighting	On Target Metric
Corporate Operating Income (COI) Target	60%	$[determined by the Board of Directors]
MBO’s	40%	CEO/Compensation Committee

FY07 Plan Components SVP Global Services	Overall Bonus Weighting	On Target Metric
Corporate Operating Income (COI) Target	30%	$[determined by the Board of Directors]
MBO’s	70%	CEO/Compensation Committee

A. Company Performance

“Company Performance” for Plan purposes is based on the accomplishment of one or more predetermined annual Company objectives, which will be selected each year based on their critical importance to the Company’s success. Company Performance for fiscal year 2007 will be measured based on the achievement of the FY07 Corporate Operating Income Plan. The achievement level will then correspond to a bonus plan funding/weighting percentage according to the following categories:

Actual Corporate Operating Income Achieved		Corporate Operating Income Performance (COI) Funding/Weighting
<	80% of Corp Operating Income Plan	0%
	80% of Corp Operating Income Plan	50%
	90% of Corp Operating Income Plan	75%
	100% of Corp Operating Income Plan	100%
	110% of Corp Operating Income Plan	110%
	120% of Corp Operating Income Plan	130%
	140% of Corp Operating Income Plan	150%
>=	150% of Corp Operating Income Plan	175%

Awards for Company Performance will vary between 0% and 175% of target funding based on the FY07 COI achievement of 80% to 150% of COI Plan. This achievement level and corresponding funding level create the Company’s bonus pool.

B. Individual Performance

Annual objectives for the individual performance (MBO’s) will be developed by the Plan participant in coordination with the CEO or the Compensation Committee of the Board of Directors (in the case of the CEO). For fiscal year 2007, annual objectives will be comprised of select individual objectives. The CEO or the Compensation Committee of the Board of Directors (in the case of the CEO) must approve all MBO’s.

MBO Achievement	MBO Performance Multiplier
100% of MBO’s accomplished	100%
Performance on MBO’s does not meet expectations	0%

Awards for individual performance will vary between 0% and 100% of target based on the achievement of specified MBO’s. Evaluation of the success in achieving the identified MBO’s and determining any subsequent payment will be at the sole discretion of the CEO or Compensation Committee of the Board of Directors (in case of the CEO). Any payments for the MBO plan elements are dependent on AspenTech achieving at least 80% of COI goal which funds the MBO segment of the bonus.

Your MBO’s for FY07 are identified in Appendix A.

(Note: The Plan for SVP Global Services will not have COI performance contingency related to payment against MBOs.)

VI.                                Plan Funding

For fiscal year 2007, Plan funding will be based on the attainment of specified levels of Corporate Operating Income. Funding is contingent upon and proportional to the Company’s attainment of required levels (minimum 80% performance) of Corporate Operating Income to fund the bonus pool. No incentive payment will be made for Corporate Operating Income achievement or MBO’s if the Company does not attain a minimum of 80% of the Corporate Operating Income Target. The funded level as defined by COI performance is then distributed according to bonus weighting specified in Section V.

VII.                            Bonus Calculation

A. Bonus calculation takes into account three components:

•                  Corporate Operating Income (COI) achievement and corresponding funding percentage (Section V. A.)

•                  Performance on the Corporate Operating Income (COI) metric, weighted 70% (or as defined in Section V. above);

•                  Performance on the MBO metric, weighted 30% (or as defined in Section V. above); and

•                  Target Bonus ($) level (as defined in Appendix A)

B. Bonus calculation is represented by the following formula:

COI Performance Funding % X Target Bonus = Bonus Pool

Bonus Pool x COI Weighting = COI Bonus $

Bonus Pool x MBO Weighting = MBO Pool

MBO Performance Rating x MBO Pool = MBO $ To Be Paid

COI Bonus $ = COI $ To Be Paid

MBO$ + COI$ = Total Bonus Earned

Note: All Actual Plan awards will be adjusted up/down based on Company bonus pool funding levels.

VIII.        Administration

Administration of this Plan will be the responsibility of the CEO or the Compensation Committee of the Board of Directors. Any interpretation of the terms, conditions, goals, or payments from this Plan required because of a dispute will be made solely by the CEO or the Compensation Committee of the Board of Directors after a full review of the facts, input from the affected parties, and with appreciation of the overall intent of the Plan and previous practices.

If any term or condition of this Plan is found to be in non-conformance with a given state or federal law (USA) or local legislation (International locations), that term or condition will be non-enforceable but will not negate other terms and conditions of the Plan. However, Aspen Technology, Inc., will review and modify the overall Plan to conform to such law.

Eligibility and participation in this Plan in no way implies or reflects any guarantee or contract of employment, except as may be stipulated by applicable local law. Aspen Technology, Inc., reserves the right to amend, modify, or terminate this Plan and the procedures set forth herein at any time. Any change to the terms of the Plan will be made in writing by SVP of Human Resources to all Participants in as far in advance as possible of the effective date of such change, and will be subject to acceptance by the Participant. No change shall be retroactive from the date such change is announced.